As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evolent Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	32-0454912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1812 N. Moore Street, Suite 1705

Arlington, Virginia 22209

(571) 389-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Weinberg, Esq.

General Counsel

1812 N. Moore Street, Suite 1705

Arlington, Virginia 22203

(571) 389-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Elizabeth A. Morgan, Esq.

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

(212) 556-2100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Evolent Health, Inc.

CLASS A COMMON STOCK

Evolent Health, Inc. may, from time to time, offer and sell shares of its Class A common stock, par value $0.01 per share (“Class A common stock”). The specific amount and prices of the shares of our Class A common stock will be determined at the time of any offering and set forth in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to our Class A common stock.

The shares of our Class A common stock may be offered directly by us, through agents designated from time to time or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the shares, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “EVH.” The last reported closing sale price of our Class A common stock on February 21, 2024 was $29.94 per share.

Investing in shares of our Class A common stock involves risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our Class A common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act, with the Securities and Exchange Commission (the “SEC”) using the “automatic shelf” registration process. Under the automatic shelf registration process, we may, from time to time, offer and/or sell the shares of our Class A common stock in one or more offerings or resales in any manner described below under the heading “Plan of Distribution.” This prospectus provides you with a general description of the Class A common stock that we may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering and the means of distribution or file an amendment to the registration statement of which this prospectus is a part. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. Any prospectus supplement or any free writing prospectus that we authorize to be provided to you will contain more specific information about the shares of Class A common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. If the information in this prospectus is inconsistent with the information in any applicable prospectus supplement, any applicable amendment or any applicable free writing prospectus, you should rely on the information in that prospectus supplement, amendment or free writing prospectus; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our Class A common stock, you should read both this prospectus and, if applicable, any prospectus supplement or any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation by Reference” for more information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of our Class A common stock other than the registered shares to which they relate, and this prospectus or any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

Except as otherwise indicated or required by the context, references in this prospectus to “Evolent,” “we,” “our,” “us,” “our company” and “the company” refer to Evolent Health, Inc., a Delaware corporation, together with its consolidated subsidiaries.

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus, or any prospectus supplement or incorporated by reference herein or therein, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated herein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	risks relating to our ability to efficiently integrate National Imaging Associates, Inc. (“NIA”), a Delaware Corporation into our operations;

•	the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition;

•

the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;

•	our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan;

•	evolution of the healthcare regulatory and political framework;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;

•

risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of Implantable Provider Group, Inc. and NIA, which could divert management resources, result in unanticipated costs or dilute our stockholders;

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the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;

•	risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts;

•	our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;

•

changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases;

•	risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;

•	our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;

•	our ability to attract new partners and successfully capture new opportunities;

•	the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;

•	our ability to estimate the size of our target markets for our services;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to audits by Centers for Medicare and Medicaid Services and other governmental payers and actions, including whistleblower claims under the False Claims Act;

•	our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;

•	risks related to managing our offshore operations and cost reduction goals;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the impact of additional goodwill and intangible asset impairments on our results of operations;

•	our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;

•	our ability to achieve profitability in the future;

•	the impact of litigation proceedings, government inquiries, reviews, audits or investigations;

•

material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;

•	restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;

•	liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	adequate protection of our intellectual property, including trademarks;

•	risks relating to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreements we may enter into with unaffiliated third parties;

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the conditional conversion features of the 1.50% Convertible Senior Notes due 2025 (the “2025 Notes”) and the 3.50% Convertible Senior Notes due 2029 (the “2029 Notes”), which, if triggered, may adversely affect our financial condition and operating results;

•	interest rate risk under the Credit Agreement, and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”);

•	our debt following the NIA acquisition and our ability to meet our obligations;

•	our ability to service our debt and pay dividends on our Series A Preferred Stock;

•	the potential volatility of our Class A common stock price;

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the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;

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our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock

•	provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and

•	our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), and to the extent applicable, our Quarterly Reports on Form 10-Q and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at www.sec.gov. Our SEC filings will also be available on our website at ir.evolenthealth.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which they form a part.

We have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our Class A common stock registered hereby. This prospectus and any applicable prospectus supplements do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our Company and the shares of our Class A common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus and that we will file in the future. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain or will contain important information about us, our business and our financial performance. The following documents are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

(2)

The description of our Class  A common stock included in our registration statement on Form 8-A filed with the SEC on June 5, 2015, as updated by Exhibit 4.6 to our annual report on Form 10-K for the year ended December 31, 2022, and any amendment or report filed with the SEC for the purpose of updating such description; and

(3)	Our Current Reports on Form 8-K filed with the SEC on February 14, 2024 (other than any portions thereof deemed furnished and not filed).

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of each offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules unless expressly stated otherwise. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 1812 N. Moore Street, Suite 1705 or by phone at (571) 389-6000. The documents may also be accessed on our website at ir.evolenthealth.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

ABOUT US

Evolent Health, Inc. is a holding company whose principal asset is all of the Class A common units it holds in Evolent Health LLC, and its only business is to act as sole managing member of Evolent Health LLC. Substantially all of our operations are conducted through Evolent Health LLC and its consolidated subsidiaries. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

We are a market leader in the new era of value-based care, in which the delivery of health care is increasingly funded by at-risk payment models. We provide integrated solutions to both health care providers, including independent physicians and health systems, as well as payers, including health plans and other risk-bearing organizations, with a common end: to improve health care quality and outcomes while reducing cost. We consider value-based care to be the necessary convergence of health care payment and delivery. We believe the pace of this convergence is accelerating, driven by price pressure in traditional fee-for-service health care, a market environment that is incentivizing value-based care models, growth in consumer-focused insurance programs, such as Medicare Advantage and managed Medicaid, and innovation in data and technology.

We provide a broad spectrum of specialty care management services in oncology, cardiology, musculoskeletal markets and holistic total cost of care improvement along with an integrated platform for health plan administration and value-based business infrastructure under one reportable segment.

General Corporate Information

Evolent was founded in 2011 by members of our management team, University of Pittsburgh Medical Center (“UPMC”), an integrated delivery system in Pittsburgh, Pennsylvania, and The Advisory Board Company, to enable providers to pursue a value-based business model and evolve their competitive position and market opportunity. Since that time, we have grown both organically and through acquisitions.

Our principal executive offices are located at 1812 N. Moore Street, Suite 1705. Our telephone number is (571) 389-6000. Our website address is www.evolenthealth.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

USE OF PROCEEDS

The prospectus supplement for any particular offering will identify the use of proceeds for such offering.

DESCRIPTION OF CLASS A COMMON STOCK

The following sets forth certain general terms of the capital stock of Evolent Health, Inc. This information may not be complete in all respects and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the “DGCL”) and our certificate of incorporation and by-laws. Copies of our certificate of incorporation and by-laws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our certificate of incorporation provides that we may issue up to 750,000,000 shares of Class A common stock, par value $0.01 per share.

Voting Rights

Except as otherwise provided in our certificate of incorporation, or required by law, the holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend and Liquidation Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. However, we will be required to pay cash dividends out of our future earnings to the extent that cash distributions from Evolent Health LLC are materially in excess of our assumed tax liability and our obligations under the tax receivables agreement described below. The declaration and payment of all future dividends to holders of our Class A common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, legal requirements and any debt agreements we are then party to, and other factors our board of directors deems relevant.

In the event of liquidation, dissolution or winding up of the Company, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights

The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.

Election and Removal of Directors; Vacancies

Our board of directors consists of up to 10 directors, excluding any directors elected by holders of any preferred stock pursuant to provisions applicable in the case of defaults and subject to applicable laws and stock exchange regulations. The exact number of directors will be fixed from time to time by resolution of the board.

In accordance with our certificate of incorporation and our by-laws, our board of directors currently consists of 10 members. Prior to the 2023 annual meeting of stockholders, our board of directors is divided into three classes of directors, as nearly equal in number as possible. Any director elected prior to the date of the 2021 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which that Director was elected. Each director elected at the 2021 annual meeting of stockholders was elected for a one-year term expiring at the 2022 annual meeting of stockholders. Each director elected at the 2022 annual meeting of stockholders was elected for a one-year term expiring at the 2023 annual meeting of stockholders. At the 2023 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In connection with our IPO, we entered into a stockholders agreement which contains provisions related to the composition of our board of directors, the committees of our board of directors and our corporate governance. Under the stockholders agreement, for so long as UPMC owns at least 40% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate two directors to serve on our board of directors. When such stockholder owns less than 40% but at least 5% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate one director.

Our certificate of incorporation and our by-laws provide that prior to the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the total voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. On or after the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed, at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, subject to the terms of the Stockholders Agreement.

In addition, our certificate of incorporation and our by-laws provide that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation prohibits cumulative voting.

Limits on Written Consents

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that special meetings of stockholders may be called only by or at the direction of the board of directors, the chairman of the board of directors or the chief executive officer.

Amendment of Certificate of Incorporation

The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend provisions of our certificate of incorporation.

Amendment of By-laws

Our by-laws may generally be altered, amended or repealed, and new by-laws may be adopted, by the affirmative vote of either a majority of directors present at any regular or special meeting of the board of directors called for that purpose or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock.

Other Limitations on Stockholder Actions

Our by-laws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our by-laws; or

•	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

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the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

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in connection with an annual meeting of stockholders, not less than 120 nor more than 150 days prior to the month and day corresponding to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 50 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Corporate Opportunity

Our certificate of incorporation and the stockholders agreement provide that each of TPG Global, LLC (“TPG”), The Advisory Board and UPMC and their respective affiliates will not have any duty to refrain from (i) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (ii) doing business with any of our clients, customers or vendors. In the event that TPG, The Advisory Board or UPMC or any of their respective affiliates acquires knowledge of a potential business opportunity which may be a corporate opportunity for us, they will have no duty to communicate or offer such corporate opportunity to us. Our certificate of incorporation and the stockholders agreement also provide that, to the fullest extent permitted by law, none of such stockholders or their respective affiliates will be liable to us, for breach of any fiduciary duty or otherwise, by reason of the fact that any such stockholder or any of its affiliates directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to us, and we will waive and renounce any claim that such business opportunity constituted a corporate opportunity that should have been presented to us.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our by-laws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending these provisions will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and by-laws could make the following more difficult:

•	acquisitions of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Delaware Business Combination Statute

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that each of TPG, UPMC and The Advisory Board and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “EVH”.

PLAN OF DISTRIBUTION

We may sell the shares of our Class A common stock under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	through agents; or

•	through a combination of these methods.

There can be no assurance that we will sell any or all of the shares of our Class A common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

If underwriters or dealers are used in the sale, the shares of our Class A common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at market prices prevailing at the time of sale, or at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the shares of our Class A common stock. We will set forth in a prospectus supplement the terms and offering of the shares by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional shares, if any;

•	the purchase price of the shares being offered and the proceeds we will receive from the sale; and

•	the public offering price.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell the shares of our Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from us in settlement of those derivative transactions to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge shares of our Class A common stock to a financial institution or other third party that in turn may sell the shares using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our shares or in connection with a simultaneous offering of other shares offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our shares of Class A common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with which we have a material relationship and, if so, we will name the underwriter and describe the nature of the relationship in the prospectus supplement.

We and may sell the shares of our Class A common stock through agents from time to time. When we sell shares through agents, the prospectus supplement will name any agent involved in the offer or sale of shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our shares of Class A common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us or any selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our shares of Class A common stock an option to purchase additional shares to cover overallotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions in connection with the sale of our shares of Class A common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any shares offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our shares of Class A common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our shares. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our shares of Class A common stock may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell shares of our Class A common stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional shares from us, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares of our Class A common stock, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell shares of our Class A common stock directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may also sell shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our shares of Class A common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any shares sold will be sold at prices related to the then prevailing market prices for our shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Class A common stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Shares

Any shares of our Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE. It is possible that one or more underwriters may make a market in the shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the shares.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the validity of the Class A common stock offered hereby will be passed upon for us by King & Spalding LLP.

EXPERTS

The financial statements of Evolent Health, Inc. incorporated by reference in this Prospectus, and the effectiveness of Evolent Health, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the shares of our Class A common stock being registered hereunder.

SEC Registration Fee	$	*
Printing and Duplicating Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Miscellaneous Fees and Expenses		**

Total	$	**

(*)

Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and will be paid at the time of any particular offering under this registration statement and are therefore not estimable at this time.

(**)

These fees and expenses are incurred in connection with the issuance of shares and will vary based on the number of shares offered and number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the shares being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation provides for indemnification by Evolent Health, Inc. of its directors, officers and employees to the fullest extent permitted by the DGCL. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to Evolent Health, Inc. with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with each of our directors and officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification and expense reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also require us to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

Item 16.	Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Evolent Health, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 15, 2016).

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Evolent Health, Inc., dated June 10, 2021, (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2021).

3.3	Third Amended and Restated By-laws of Evolent Health, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2020).

4.1	Form of Class A common stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement (Amendment No. 1) on Form S-1/A (Registration No. 333-203852) filed with the SEC on May 18, 2015).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Deloitte & Touche LLP.

23.3	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

107	Filing Fee Table.

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of shares of Class A common stock.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i),(ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Exchange Act of 1934 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on this 22nd day of February, 2024.

EVOLENT HEALTH, INC.

By:	/s/ John Johnson
John Johnson
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Johnson and Jonathan Weinberg and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the 22nd day of February, 2024.

Signature	Title

/s/ Seth Blackley Seth Blackley	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John Johnson John Johnson	Chief Financial Officer (Principal Financial Officer)

/s/ Aammaad Shams Aammaad Shams	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Toyin Ajayi, MD Toyin Ajayi, MD	Director

/s/ Craig Barbarosh Craig Barbarosh	Director

/s/ M. Bridget Duffy, MD M. Bridget Duffy, MD	Director

/s/ Russell Glass Russell Glass	Director

/s/ Peter Grua Peter Grua	Director

/s/ Diane Holder Diane Holder	Director

/s/ Richard Jelinek Richard Jelinek	Director

/s/ Kim Keck Kim Keck	Director

/s/ Cheryl Scott Cheryl Scott	Director